Exhibit 10.11

PROMISSORY NOTE

$4,450,000	June 26, 2007
FOR VALUE RECEIVED, the undersigned, COSTA BLANCA I REAL ESTATE, LLC, a Florida limited liability company, having an address at 2460 Sand Lake Road, Orlando, Florida 32809, (the “Borrower”), promises to pay to the order of KENNEDY FUNDING, INC. (“Agent”), with an office at Two University Plaza, Suite 402, Hackensack, New Jersey 07601, as agent for the lenders identified on Schedule A annexed hereto (Agent and the lenders identified on Schedule A are hereinafter collectively referred to as “Lender”), the principal sum of FOUR MILLION FOUR HUNDRED FIFTY THOUSAND ($4,450,000) DOLLARS, or so much thereof as may be advanced by Lender to Borrower from time to time (the “Principal Amount”), together with interest on the unpaid Principal Amount thereof computed from the date advanced (the “Commencement Date”), at the rates provided herein until June 25, 2010 or such earlier date on which the Principal Amount becomes due and payable as provided herein (the “Maturity Date”); provided, however, that from and after (i) the Maturity Date, whether upon stated maturity, acceleration or otherwise, or (ii) the date on which the interest rate hereunder is increased to the Default Rate (as hereinafter defined) as provided herein, such additional interest shall be computed at the Default Rate.

As used herein, the term “Default Rate” shall mean a rate of interest of twenty-four percent (24.0%) per annum, but in no event shall the Default Rate be in excess of the Maximum Rate (as hereinafter defined).

If any payment of interest is not paid within five (5) days from the due date for such payment, a late charge equal to the lesser of ten percent (10%) of such overdue payment or the maximum amount permitted by applicable law shall automatically become due to the holder of this promissory note (the “Note”), subject, however, to the limitation that late charges may be assessed only once on each overdue payment. Said late charges do not constitute interest and shall constitute compensation to the holder of this Note for collection and co-lender administration costs incurred hereunder. In addition, if any payment of principal or interest is not paid when due, the holder of this Note shall have the right, upon notice to Borrower, to increase the rate of interest per annum on all amounts outstanding to the Default Rate and, upon said notice, such rate increase shall be effective retroactively as of the date from which the interest component of such overdue payment began to accrue and shall remain in force and effect for so long as such default shall continue. This paragraph shall not be construed as an agreement or privilege to extend the due date of any payment, nor as a waiver of any other right or remedy accruing to the holder of this Note by reason of any default.

Principal and interest hereunder shall be payable as follows:

(a) From the Commencement Date, interest on the Principal Amount outstanding hereof shall accrue at the rate of Twelve (12.0%) percent per annum, for the period beginning on and including the Commencement Date to the last day of the month in which the Commencement Date occurs (“Short Interest”), and shall be payable on August 1, 2007.

(b) Interest only at the rate per annum equal to the greater of (i) Twelve (12%) percent and (ii) the Prime Rate (as defined below) as adjusted from time to time, plus Three and Three Quarters (3 3/4%) Percent on the Principal Amount outstanding hereof shall accrue from July 1, 2007 through June 30, 2008 and be paid monthly, in arrears, in an amount, as determined by Lender, equal to one-twelfth (1/12th) of the annual interest payments for such period commencing August 1, 2007 and continuing on the first day of each month thereafter through and including July 1, 2008.

(c) Interest only at the rate per annum equal to the greater of (i) Sixteen (16%) percent and (ii) the Prime Rate (as defined below) as adjusted from time to time, plus Seven and Three Quarters (7 3/4%) Percent on the Principal Amount outstanding hereof shall accrue from July 1, 2008 through June 30, 2009 and be paid monthly, in arrears, in an amount, as determined by Lender, equal to one-twelfth (1/12th) of the annual interest payments for such period commencing August 1, 2008 and continuing on the first day of each month thereafter through and including July 1, 2009.

(d) Interest only at the rate per annum equal to the greater of (i) Eighteen (18.0%) percent and (ii) the Prime Rate, as adjusted from time to time, plus Nine and Three Quarters (9 3/4%) Percent, on the Principal Amount outstanding hereof shall accrue from July 1, 2009 through the Maturity Date and be paid monthly in arrears, in an amount, as determined by Lender, equal to one-twelfth (1/12th) of the annual interest payment for each twelve (12) month period commencing on August 1, 2009 and continuing on the first day of each month thereafter until the Maturity Date.

(e) All principal, interest and other sums due hereunder shall be due and payable in full on the Maturity Date.

As used herein, the term “Prime Rate” shall mean the rate of interest published in The Wall Street Journal from time to time as the "Prime Rate." If more than one "Prime Rate" is published in The Wall Street Journal for a day, the average of such "Prime Rates" shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If The Wall Street Journal ceases to publish the "Prime Rate," the Agent shall select an equivalent publication that publishes such "Prime Rate," and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Agent shall select a comparable interest rate index. If interest on this Note is calculated at the Prime Rate as provided herein, then the interest rate will change on July 1, 2007 and on the first day of each month thereafter following any change in the Prime Rate.

(f) Prepaid Interest (as defined in the Loan and Security Agreement of even date herewith, hereinafter, the “Loan Agreement”), if any, shall be utilized in accordance with the terms of the Loan Agreement.

Each payment hereunder shall be credited first to Lender’s collection expenses, next to late charges, next to unpaid interest, and the balance, if any, to the reduction of the Principal Amount. The interest on this Note shall be calculated on the basis of a 30-day month and a 360-day year.

This Note may be prepaid in whole or in part at any time, without penalty or premium, it being understood and agreed that, except as expressly provided herein or in the Loan Agreement, Borrower shall not be entitled, by virtue of any prepayment or otherwise, to a refund of the Fee (as defined in the Loan Agreement), interest, any other fees, points, charges and the like paid by Borrower to Lender in connection with the loan hereunder (the “Loan”) and for fees and expenses incurred by Lender in making the Loan, all of which payments shall be retained by Lender from and after the date each such payment is made hereunder.

Borrower and each surety, endorser and guarantor hereof hereby waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, demand for payment, protest, notice of protest and notice of dishonor, to the extent permitted by law. Borrower further waives trial by jury. No extension of time for payment of this Note or any installment hereof, no alteration, amendment or waiver of any provision of this Note and no release or substitution of any collateral securing Borrower’s obligations hereunder shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower under this Note.

Any forbearance by the holder of this Note in exercising any right or remedy hereunder or under any other agreement or instrument in connection with the Loan or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right or remedy by the holder of this Note. The acceptance by the holder of this Note of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of the holder of this Note to require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

If this Note is placed in the hands of an attorney for collection, Borrower shall pay all costs incurred and reasonable attorneys’ fees for legal services in the collection effort, whether or not suit be brought.

At the election of the holder of this Note, all payments due hereunder may be accelerated, and this Note shall become immediately due and payable without notice or demand, upon the occurrence of any of the following events (each an “Event of Default”): (1) Borrower fails to pay on or before the date due, any amount of principal and/or interest payable hereunder; (2) Borrower fails to perform or observe any other term or provision of this Note with respect to payment; provided, however, that Borrower shall be provided with a ten (10) calendar day period to cure same; (3) Borrower fails to perform or observe any other term or provision of this Note; provided, however, that Borrower shall be provided with written notice from Lender of any non-monetary default under this Note and a thirty (30) calendar day period to cure same; or (4) there exists a default under the Mortgage (as hereinafter defined), a default under any Guaranty (as hereinafter defined) or a default under or misrepresentation contained in any other agreement, document or certificate of Borrower or any Guarantor (as hereinafter defined) in connection with the Loan, which default is not cured within any grace period expressly provided therefor in such document. In addition to the rights and remedies provided herein, the holder of this Note may exercise any other right or remedy in any other document, instrument or agreement evidencing, securing or otherwise relating to the indebtedness evidenced hereby in accordance with the terms thereof, or under applicable law, all of which rights and remedies shall be cumulative.

If this Note is transferred in any manner, the right, option or other provisions herein shall apply with equal effect in favor of any subsequent holder hereof.

Notwithstanding anything to the contrary contained herein, under no circumstances shall the aggregate amount paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Borrower under this Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and which would exceed the Maximum Rate, Borrower stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Borrower and the holder of this Note, and the party receiving such excess payments shall promptly credit such excess (to the extent only of such payments in excess of the Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Borrower.

This Note is secured by, among other things, that certain Mortgage and Security Agreement (the “Mortgage”), an assignment of leases and rents (“Assignment”), an assignment of licenses, contracts, plans, specifications, surveys, drawings and reports (the “Assignment of Licenses”), all of the foregoing being of even date herewith and a first lien on the certain real estate collateral (the “Collateral”) identified in the Mortgage, and is entitled to the benefits and security thereof. Reference is made to the Mortgage, Assignment and Assignment of Licenses for descriptions of the respective rights and obligations of the Borrower and Lender thereunder. This Note is guaranteed by the separate guaranty of even date herewith (the “Guaranty”) of American Leisure Holdings, Inc., TDS Amenities, Inc. and Malcolm Wright (collectively, the “Guarantor”) and reference is made to the Guaranty for the respective rights of the parties thereunder. Borrower hereby agrees to indemnify, defend and hold harmless Lender from and against any and all claims, loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees) which may be incurred by Lender in connection with or as a result of any default (following notice and the opportunity to cure provided for in such document), other than consequential and incidental damages, by Borrower or Guarantor under the Mortgage, Assignment, or Assignment of Licenses, or by the Guarantor (following notice and the opportunity to cure provided for in such document) under the Guaranty, or a default (following notice and the opportunity to cure provided for in such document) under or misrepresentation contained in any other agreement, document or certificate of Borrower or any Guarantor executed or delivered in connection with the Loan (collectively, the “Loan Documents”).

By its acceptance of Lender’s funds and execution of this Note, Borrower acknowledges, agrees and confirms that it has no defense, offset or counterclaim for any occurrence in relation to this Loan and Borrower acknowledges that Lender has complied with all of its obligations under the Loan Documents as of the date hereof.

All payments of principal and interest hereunder are payable in lawful money of the United States of America and shall be made by wire transfer to the account of Agent or KF Holdings SPV, LLC, as instructed, at Valley National Bank, pursuant to wiring instructions to be provided to Borrower at Closing or to such other accounts as may be instructed by Agent.

Borrower is hereby prohibited from exercising against Lender (as a group) or Agent, any right or remedy which it might otherwise be entitled to exercise against any one or more (but less than all) of the parties constituting Lender, including, without limitation, any right of setoff or any defense. Any other claim that Borrower may have, arising from or related to the transaction evidenced by this Note and the other Loan Documents shall be asserted only against the Agent and not against any of the individual parties constituting Lender.

This Note shall be binding on the parties hereto and their respective heirs, legal representatives, executors, successors and assigns.

This Note shall be construed without any regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted.

This Note shall be governed by the laws of the State of New Jersey without regard to choice of law consideration. Borrower hereby irrevocably consents to the jurisdiction of the courts of the State of New Jersey and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note or the other Loan Documents. Borrower and Guarantor hereby designate The Corporation Trust Company, located at 820 Bear Tavern Road, West Trenton, New Jersey 08628, as their duly appointed agent to accept service of process within the State of New Jersey on their behalf.

This Note may not be changed or terminated orally.

A determination that any portion of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision to the extent legally permissible and otherwise as it may apply to other persons or circumstances.

Borrower understands and agrees that the Loan is and will be cross-collateralized with that certain loan dated as of April 20, 2007 in the amount of Twenty Four Million Nine Hundred Thousand ($24,900,000) Dollars by and between Costa Blanca II Real Estate, LLC, Costa Blanca III Real Estate, LLC, TDS Town Homes (Phase 1), LLC, TDS Town Homes (Phase 2), LLC and Lender, as Agent (the “Costa II Loan”). It is understood and agreed that a default (beyond any applicable grace periods) under the terms and conditions of (i) that certain Loan and Security Agreement dated as of April 20, 2007, between Costa Blanca II Real Estate, LLC, Costa Blanca III Real Estate, LLC, TDS Town Homes (Phase 1), LLC, TDS Town Homes (Phase 2), LLC and Lender, as Agent, as amended by that certain First Amendment to Loan and Security Agreement and Other Loan Documents of even date herewith, and/or (ii) any other document or agreement given or delivered to Lender in connection therewith, including without limitation that certain (a) Amended and Restated Promissory Note in the original principal amount of Twenty Four Million Nine Hundred Thousand ($24,900,000) Dollars of even date herewith, and (b) and that certain Mortgage and Security Agreement, as amended by that certain First Amendment to Mortgage and Security Agreement of even date herewith, filed in the County of Polk, State of Florida which was given as security for the repayment of said Promissory Note (the “Costa II Loan Documents”) will also constitute a default under the terms and conditions of the Loan and will entitle Lender to all rights and remedies available to Lender under the Costa II Loan Documents. It is further understood and agreed that in the event Borrower defaults (beyond any applicable grace periods) upon the terms and conditions of the Loan or any of the Loan Documents executed or delivered in connection with the Loan, Lender shall have the right to declare the Costa II Loan in default and accelerate same and avail itself of any rights and remedies thereunder. Borrower shall execute any and all documents necessary to effectuate such cross-collateralization.

JURY TRIAL WAIVER. BORROWER AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BORROWER OR THE HOLDER OF THIS NOTE ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER ACKNOWLEDGES AND AGREES THAT AS OF THE DATE HEREOF THERE ARE NO DEFENSES OR OFFSETS TO ANY AMOUNTS DUE IN CONNECTION WITH THE LOAN. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS NOTE.

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IN WITNESS WHEREOF, the undersigned has executed this Note on the date set forth above.

WITNESS: /s/ Jason Williams Name: Jason Williams
BORROWER:

COSTA BLANCA I REAL ESTATE, LLC, a Florida limited liability company

By: Tierra del Sol Resort (Phase 1), Ltd., a Florida limited partnership, its manager

By: TDS Management, LLC, a Florida limited liability company, its general partner

By: /s/ Malcolm J. Wright
Name: Malcolm J. Wright
Title: Manager

STATE OF FLORIDA	)
) ss.:
COUNTY OF ORANGE	)

I certify that on June 20th, 2007, Malcolm J. Wright came before me in person and stated to my satisfaction that he/she:

(a)  made the attached instrument; and

(b)  was authorized to and did execute this instrument on behalf of and as Manager of TDS MANAGEMENT, LLC, a Florida limited liability company, the General Partner of TIERRA DEL SOL RESORT (PHASE 1), LTD., a Florida limited partnership, the Manager of COSTA BLANCA I REAL ESTATE, LLC, a Florida limited liability company (the “Company”), the entity named in this instrument, as the free act and deed of the Company, by virtue of the authority granted by its operating agreement and its members.

/s/ J.K. Hudson
NOTARY PUBLIC
#DD459074

SCHEDULE A

LENDERS

A-1